The Marcus Corporation
                                   $60,000,000
          7.41% Series A Senior Notes, Tranche A, due October 15, 2008

                                       and

                                   $25,000,000
          7.51% Series A Senior Notes, Tranche B, due October 15, 2011


                                 ______________

                             Note Purchase Agreement

                                  _____________


                          Dated as of October 25, 1996

                                Table of Contents
                          (Not a part of the Agreement)


   Section                           Heading                           Page

   Section 1.   Authorization of Notes   . . . . . . . . . . . . . . . . 6

   Section 2.   Sale and Purchase of Notes   . . . . . . . . . . . . . . 6

      Section 2.1.  Series A Notes . . . . . . . . . . . . . . . . . . . 6
      Section 2.2.  Additional Series of Notes . . . . . . . . . . . . . 7

   Section 3.   Closing  . . . . . . . . . . . . . . . . . . . . . . . . 8

   Section 4.   Conditions to Closing  . . . . . . . . . . . . . . . . . 8

      Section 4.1.  Representations and Warranties . . . . . . . . . . . 8
      Section 4.2.  Performance; No Default. . . . . . . . . . . . . . . 8
      Section 4.3.  Compliance Certificates  . . . . . . . . . . . . . . 9
      Section 4.4.  Opinions of Counsel  . . . . . . . . . . . . . . . . 9
      Section 4.5.  Purchase Permitted By Applicable Law, etc  . . . . . 9
      Section 4.6.  Sale of Other Notes  . . . . . . . . . . . . . . . . 9
      Section 4.7.  Payment of Special Counsel Fees. . . . . . . . . . . 9
      Section 4.8.  Private Placement Number . . . . . . . . . . . . . . 9
      Section 4.9.  Changes in Corporate Structure . . . . . . . . . .  10
      Section 4.10. Proceedings and Documents  . . . . . . . . . . . .  10
      Section 4.11. Conditions to Issuance of Additional Notes . . . .  10

   Section 5.   Representations and Warranties of the Company  . . . .  10

      Section 5.1.  Organization; Power and Authority  . . . . . . . .  10
      Section 5.2.  Authorization, etc . . . . . . . . . . . . . . . .  11
      Section 5.3.  Disclosure . . . . . . . . . . . . . . . . . . . .  11
      Section 5.4.  Organization and Ownership of Shares of Restricted
                    Subsidiaries; Affiliates and Investments . . . . .  11
      Section 5.5.  Financial Statements . . . . . . . . . . . . . . .  12
      Section 5.6.  Compliance with Laws, Other Instruments, etc . . .  12
      Section 5.7.  Governmental Authorizations, etc . . . . . . . . .  12
      Section 5.8.  Litigation; Observance of Agreements, Statutes and
                    Orders . . . . . . . . . . . . . . . . . . . . . .  12
      Section 5.9.  Taxes  . . . . . . . . . . . . . . . . . . . . . .  13
      Section 5.10. Title to Property; Leases  . . . . . . . . . . . .  13
      Section 5.11. Licenses, Permits, etc . . . . . . . . . . . . . .  13
      Section 5.12. Compliance with ERISA  . . . . . . . . . . . . . .  14
      Section 5.13.  Private Offering by the Company . . . . . . . . .  15
      Section 5.14. Use of Proceeds; Margin Regulations  . . . . . . .  15
      Section 5.15. Existing Debt; Future Liens  . . . . . . . . . . .  15
      Section 5.16. Foreign Assets Control Regulations, etc  . . . . .  15
      Section 5.17. Status under Certain Statutes  . . . . . . . . . .  16
      Section 5.18. Environmental Matters  . . . . . . . . . . . . . .  16

   Section 6.   Representations of the Purchaser   . . . . . . . . . .  16

      Section 6.1.  Purchase for Investment  . . . . . . . . . . . . .  16
      Section 6.2.  Source of Funds  . . . . . . . . . . . . . . . . .  17

   Section 7.   Information as to Company  . . . . . . . . . . . . . .  18

      Section 7.1.  Financial and Business Information . . . . . . . .  18
      Section 7.2.  Officer's Certificate  . . . . . . . . . . . . . .  21
      Section 7.3.  Inspection . . . . . . . . . . . . . . . . . . . .  21

   Section 8.   Prepayment of the Series A Notes   . . . . . . . . . .  22

      Section 8.1.  Required Prepayments . . . . . . . . . . . . . . .  22
      Section 8.2.  Optional Prepayments with Make-Whole Amount  . . .  22
      Section 8.3.  Allocation of Partial Prepayments  . . . . . . . .  23
      Section 8.4.  Maturity; Surrender, etc . . . . . . . . . . . . .  23
      Section 8.5.  Purchase of Notes  . . . . . . . . . . . . . . . .  23
      Section 8.6.  Make-Whole Amount for Series A Notes . . . . . . .  23

   Section 9.   Affirmative Covenants  . . . . . . . . . . . . . . . .  25

      Section 9.1.  Compliance with Law  . . . . . . . . . . . . . . .  25
      Section 9.2.  Insurance  . . . . . . . . . . . . . . . . . . . .  25
      Section 9.3.  Maintenance of Properties  . . . . . . . . . . . .  25
      Section 9.4.  Payment of Taxes and Claims  . . . . . . . . . . .  26
      Section 9.5.  Corporate Existence, etc . . . . . . . . . . . . . 26\

   Section 10.  Negative Covenants   . . . . . . . . . . . . . . . . .  26

      Section 10.1. Transactions with Affiliates . . . . . . . . . . .  26
      Section 10.2. Consolidated Operating Cash Flow . . . . . . . . .  26
      Section 10.3. Limitations on Debt  . . . . . . . . . . . . . . .  26
      Section 10.4. Limitations on Priority Debt . . . . . . . . . . .  27
      Section 10.5. Limitation on Liens  . . . . . . . . . . . . . . .  27
      Section 10.6. Sales of Assets  . . . . . . . . . . . . . . . . .  29
      Section 10.7. Merger, Consolidation and Sale of Stock  . . . . .  30
      Section 10.8. Designation of Restricted and Unrestricted Subsidiaries30
      Section 10.9. Nature of Business . . . . . . . . . . . . . . . .  31

   Section 11.  Events of Default  . . . . . . . . . . . . . . . . . .  31

   Section 12.  Remedies on Default, etc   . . . . . . . . . . . . . .  33

      Section 12.1. Acceleration . . . . . . . . . . . . . . . . . . .  33
      Section 12.2. Other Remedies . . . . . . . . . . . . . . . . . .  34
      Section 12.3. Rescission . . . . . . . . . . . . . . . . . . . .  34
      Section 12.4. No Waivers or Election of Remedies, Expenses, etc   34

   Section 13.  Registration; Exchange; Substitution of Notes  . . . .  35

      Section 13.1. Registration of Notes  . . . . . . . . . . . . . .  35
      Section 13.2. Transfer and Exchange of Notes . . . . . . . . . .  35
      Section 13.3. Replacement of Notes . . . . . . . . . . . . . . .  35

   Section 14.  Payments on Notes  . . . . . . . . . . . . . . . . . .  36

      Section 14.1. Place of Payment . . . . . . . . . . . . . . . . .  36
      Section 14.2. Home Office Payment  . . . . . . . . . . . . . . .  36

   Section 15.  Expenses, Etc  . . . . . . . . . . . . . . . . . . . .  36

      Section 15.1. Transaction Expenses . . . . . . . . . . . . . . .  36
      Section 15.2. Survival . . . . . . . . . . . . . . . . . . . . .  37

   Section 16.  Survival of Representations and Warranties;
                Entire Agreement   . . . . . . . . . . . . . . . . . .  37

   Section 17.  Amendment and Waiver   . . . . . . . . . . . . . . . .  37

      Section 17.1. (a)  Requirements  . . . . . . . . . . . . . . . .  37
      Section 17.2. Solicitation of Holders of Notes . . . . . . . . .  38
      Section 17.3. Binding Effect, etc  . . . . . . . . . . . . . . .  38
      Section 17.4. Notes Held by Company, etc . . . . . . . . . . . .  39

   Section 18.  Notices  . . . . . . . . . . . . . . . . . . . . . . .  39

   Section 19.  Reproduction of Documents  . . . . . . . . . . . . . .  39

   Section 20.  Confidential Information   . . . . . . . . . . . . . .  40

   Section 21.  Substitution of Purchaser  . . . . . . . . . . . . . .  41

   Section 22.  Miscellaneous  . . . . . . . . . . . . . . . . . . . .  41

      Section 22.1. Successors and Assigns . . . . . . . . . . . . . .  41
      Section 22.2. Payments Due on Non-Business Days  . . . . . . . .  41
      Section 22.3. Severability . . . . . . . . . . . . . . . . . . .  41
      Section 22.4. Construction . . . . . . . . . . . . . . . . . . .  41
      Section 22.5. Counterparts . . . . . . . . . . . . . . . . . . .  42
      Section 22.6. Governing Law  . . . . . . . . . . . . . . . . . .  42

   Signature         . . . . . . . . . . . . . . . . . . . . . . . . .  43


   Schedule A       -    Information Relating To Purchasers

   Schedule B       -    Defined Terms

   Schedule 5.4     -    Subsidiaries, Affiliates and Directors and Senior
                         Officers of the Company

   Schedule 5.5     -    Financial Statements

   Schedule 5.11    -    Patents, etc.

   Schedule 5.15    -    Existing Debt

   Schedule 10.5    -    Existing Liens

   Exhibit 1        -    Form of 7.41% Series A Senior Note, Tranche A, due
                         October 15, 2008

   Exhibit 2        -    Form of 7.51% Series A Senior Note, Tranche B, due
                         October 15, 2011

   Exhibit 4.4(a)   -    Form of Opinion of Special Counsel for the Company

   Exhibit 4.4(b)   -    Form of Opinion of Special Counsel for the
                         Purchasers

   Exhibit S        -    Form of Supplement to Note Purchase Agreement



                             The Marcus Corporation
                      250 East Wisconsin Avenue, Suite 1700
                           Milwaukee, Wisconsin  53202

          7.41% Series A Senior Notes, Tranche A, due October 15, 2008
                                       and
          7.51% Series A Senior Notes, Tranche B, due October 15, 2011

                                                             October 25, 1996

   To each of the Purchasers listed in
     the attached Schedule A:

   Ladies and Gentlemen:

   The Marcus Corporation, a Wisconsin corporation (the "Company"), agrees with you as follows:

   Section 1.    Authorization of Notes;.

        The Company will authorize the issue and sale of (i) $60,000,000 aggregate principal amount of its 7.41% Series A Senior Notes, Tranche A, due October 15, 2008 (the "Tranche A Notes") and (ii) $25,000,000 aggregate principal amount of its 7.51% Series A Senior Notes, Tranche B, due October 15, 2011 (the "Tranche B Notes", and together with the Tranche A Notes, the "Series A Notes"). The Series A Notes together with each Series of Additional Notes which may from time to time be issued pursuant to the provisions of Section 2.2 are collectively referred to as the "Notes" (such term shall also include any such notes issued in substitution therefor pursuant to Section 13 of this Agreement or the Other Agreements (as hereinafter defined)). The Tranche A Notes and the Tranche B Notes shall be substantially in the forms set out in Exhibits 1 and 2, respectively, with such changes therefrom, if any, as may be approved by you and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

   Section 2.    Sale and Purchase of Notes;.

     Section 2.1. Series A Notes;. Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and you will purchase from the Company, at the Closing provided for in Section 3, Series A Notes of the Tranche and in the principal amount specified opposite your name in Schedule A at the purchase price of 100% of the principal amount thereof. Contemporaneously with entering into this Agreement, the Company is entering into separate Note Purchase Agreements (the "Other Agreements," and together with this Agreement, the "Agreements") identical with this Agreement with each of the other purchasers named in Schedule A (the "Other Purchasers"), providing for the sale at such Closing to each of the Other Purchasers of Series A Notes of the Tranche and in the principal amount specified opposite its name in Schedule A. Your obligation hereunder, and the obligations of the Other Purchasers under the Other Agreements and the obligations of the Additional Purchasers under the Supplements, are several and not joint obligations, and you shall have no obligation under any Other Agreement or any Supplement and no liability to any Person for the performance or nonperformance by any Other Purchaser or Additional Purchaser thereunder.

     Section 2.2. Additional Series of Notes;. The Company may, from time to time, in its sole discretion but subject to the terms hereof, issue and sell one or more additional Series of its unsecured promissory notes under the provisions of the Agreements pursuant to a supplement (a "Supplement ") substantially in the form of Exhibit S. Each additional Series of Notes (the "Additional Notes ") issued pursuant to a Supplement shall be subject to the following terms and conditions:

        (i) each Series of Additional Notes, when so issued, shall be differentiated from all previous series by sequential alphabetical designation inscribed thereon;

       (ii) Additional Notes of the same Series may consist of more than one different and separate tranches and may differ with respect to outstanding principal amounts, maturity dates, interest rates and premiums, if any, and price and terms of redemption or payment prior to maturity, but all such different and separate tranches of the same Series shall vote as a single class and constitute one Series;

      (iii) each Series of Additional Notes shall be dated the date of issue, bear interest at such rate or rates, mature on such date or dates, be subject to such mandatory and optional prepayment on the dates and at the premiums, if any, have such additional or different conditions precedent to closing, such representations and warranties and such additional covenants as shall be specified in the Supplement under which such Additional Notes are issued, provided, that any such additional covenants shall inure to the benefit of all holders of Notes so long as any Additional Notes issued pursuant to such Supplement remain outstanding;

       (iv) each Series of Additional Notes issued under the Agreements shall be in substantially the form of Exhibit 1 to Exhibit S hereto with such variations, omissions and insertions as are necessary or permitted hereunder;

        (v) the minimum principal amount of any Note issued under a Supplement shall be $500,000, except as may be necessary to evidence the outstanding amount of any Note originally issued in a denomination of $500,000 or more;

       (vi) all Additional Notes shall constitute Senior Debt of the Company and shall rank pari passu with all other outstanding Notes; and

      (vii) no Additional Notes shall be issued hereunder if at the time of issuance thereof and after giving effect to the application of the proceeds thereof, any Default or Event of Default shall have occurred and be continuing.

   Section 3.    Closing;.

        The sale and purchase of the Series A Notes to be purchased by you and the Other Purchasers shall occur at the offices of Chapman and Cutler, 111 West Monroe Street, Chicago, Illinois 60603, at 11:00 a.m. Chicago time, at a closing (the "Closing") on October 25, 1996 or on such other Business Day thereafter on or prior to October 31, 1996 as may be agreed upon by the Company and you and the Other Purchasers. At the Closing the Company will deliver to you the Notes to be purchased by you in the form of a single Note (or such greater number of Notes in denominations of at least $500,000 as you may request) dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the benefit of the Company to the account of its Wholly-Owned Subsidiary, First American Finance Corporation, Account No. 55025-1015 at Bank One Milwaukee, N.A., Milwaukee, Wisconsin (ABA #075-000019). If at the Closing the Company shall fail to tender such Notes to you as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

   Section 4.    Conditions to Closing;.

        Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

     Section 4.1. Representations and Warranties;. The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

     Section 4.2. Performance; No Default.'; The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing, and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Schedule 5.14), no Default or Event of Default shall have occurred and be
   continuing.   Neither the Company nor any Restricted Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by the covenants contained in Section 10 hereof had such covenants applied since such date.

     Section 4.3.  Compliance Certificates;.

        (a) Officer's Certificate. The Company shall have delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

        (b) Secretary's Certificate. The Company shall have delivered to you a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and the Agreements.

     Section 4.4. Opinions of Counsel;. You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing
   (a) from Robin J. Irwin, Esq., counsel for the Company, covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to you) and (b) from Chapman and Cutler, your special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as you may reasonably request.

     Section 4.5. Purchase Permitted By Applicable Law, etc';. On the date of the Closing your purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation G, T or X of the Board of Governors of the Federal Reserve System) and (c) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

     Section 4.6. Sale of Other Notes;. Contemporaneously with the Closing, the Company shall sell to the Other Purchasers, and the Other Purchasers shall purchase, the Notes to be purchased by them at the Closing as specified in Schedule A.

     Section 4.7. Payment of Special Counsel Fees.; Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of your special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

     Section 4.8. Private Placement Number;. A Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Tranche A Notes and the Tranche B Notes.

     Section 4.9. Changes in Corporate Structure;. The Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in
   Schedule 5.5.

    Section 4.10. Proceedings and Documents;. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

    Section 4.11. Conditions to Issuance of Additional Notes;. The obligations of the Additional Purchasers to purchase such Additional Notes shall be subject to the following conditions precedent, in addition to the conditions specified in the Supplement pursuant to which such Additional Notes may be issued:

        (a) Compliance Certificate. A duly authorized Senior Financial Officer shall execute and deliver to each Additional Purchaser an Officer's Certificate dated the date of issue of such Series of Additional Notes stating that such officer has reviewed the provisions of the Agreements (including any Supplements thereto) and setting forth the information and computations (in sufficient detail) required in order to establish whether the Company is in compliance with the requirements of
   Section 10.3 on such date.

        (b) Execution and Delivery of Supplement. The Company and each such Additional Purchaser shall execute and deliver a Supplement substantially in the form of Exhibit S hereto.

        (c) Representations of Additional Purchasers. Each Additional Purchaser shall have confirmed in the Supplement that the representations set forth in Section 6 are true with respect to such Additional Purchaser on and as of the date of issue of the Additional Notes.

   Section 5.    Representations and Warranties of the Company;.

        The Company represents and warrants to you that:

     Section 5.1. Organization; Power and Authority';. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Other Agreements and the Series A Notes and to perform the provisions hereof and thereof.

     Section 5.2.  Authorization, etc;.  This Agreement, the Other
   Agreements and the Series A Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     Section 5.3. Disclosure;. The Company, through its agent, BA Securities, Inc., has delivered to you and each Other Purchaser a copy of a Private Placement Memorandum, dated September, 1996 (the "Memorandum"), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Restricted Subsidiaries. This Agreement, the Memorandum, the documents, certificates or other writings delivered to you by or on behalf of the Company in connection with the transactions contemplated hereby and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Since May 30, 1996, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Restricted Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Memorandum or in the other documents, certificates and other writings delivered to you by or on behalf of the Company specifically for use in connection with the transactions contemplated hereby.

     Section 5.4. Organization and Ownership of Shares of Restricted Subsidiaries; Affiliates and Investments';. (a) Schedule 5.4 contains (except as noted therein) complete and correct lists (i) of the Company's Restricted and Unrestricted Subsidiaries, and showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) of the Company's Affiliates, other than Unrestricted Subsidiaries, (iii) of the Company's directors and senior officers and (iv) the Investments existing at the Closing, other than Investments in Subsidiaries and Affiliates.

        (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

        (c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

        (d) No Subsidiary is a party to, or otherwise subject to, any legal restriction or any agreement (other than customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

     Section 5.5. Financial Statements;. The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such financial statements and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

     Section 5.6. Compliance with Laws, Other Instruments, etc;. The execution, delivery and performance by the Company of this Agreement and the Series A Notes will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Restricted Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Restricted Subsidiary is bound or by which the Company or any Restricted Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Restricted Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Restricted Subsidiary.

     Section 5.7. Governmental Authorizations, etc;. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Series A Notes.

     Section 5.8. Litigation; Observance of Agreements, Statutes and Orders';. (a) There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Restricted Subsidiary or any property of the Company or any Restricted Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

        (b) Neither the Company nor any Restricted Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     Section 5.9. Taxes;. The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. The Federal income tax liabilities of the Company and its Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended May 31, 1991.

    Section 5.10. Title to Property; Leases';. The Company and its Restricted Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Restricted Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

    Section 5.11.  Licenses, Permits, etc;.  Except as disclosed in Schedule
   5.11,

        (a) the Company and its Restricted Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others;

        (b) to the best knowledge of the Company, no product of the Company infringes in any Material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

        (c) to the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Restricted Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of its Restricted Subsidiaries.

    Section 5.12. Compliance with ERISA;. (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

        (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The terms "benefit liabilities" has the meaning specified in section 4001 of ERISA and the terms "current value" and "present value" have the meaning specified in section 3 of ERISA.

        (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

        (d) The expected post-retirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Restricted Subsidiaries is not Material.

        (e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this
   Section 5.12(e) is made in reliance upon and subject to the accuracy of your representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by you.

    Section 5.13. Private Offering by the Company;. Neither the Company nor anyone acting on its behalf has offered the Series A Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than you, the Other Purchasers and not more than 70 other Institutional Investors, each of which has been offered the Series A Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Series A Notes to the registration requirements of
   Section 5 of the Securities Act.

    Section 5.14. Use of Proceeds; Margin Regulations';. The Company will apply the proceeds of the sale of the Series A Notes to repay outstanding indebtedness and for general corporate purposes. No part of the proceeds from the sale of the Series A Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12 CFR 207), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation G.

    Section 5.15. Existing Debt; Future Liens';. (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Debt of the Company and its Restricted Subsidiaries as of August 22, 1996, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Debt of the Company or its Restricted Subsidiaries. Neither the Company nor any Restricted Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of the Company or such Restricted Subsidiary and no event or condition exists with respect to any Debt of the Company or any Restricted Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

        (b) Neither the Company nor any Restricted Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.5.

    Section 5.16. Foreign Assets Control Regulations, etc;. Neither the sale of the Series A Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

    Section 5.17. Status under Certain Statutes;. Neither the Company nor any Restricted Subsidiary is an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, or is subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the ICC Termination Act of 1995 or the Federal Power Act, as amended.

    Section 5.18. Environmental Matters;. Neither the Company nor any Restricted Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Restricted Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to you in writing:

        (a) neither the Company nor any Restricted Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

        (b) neither the Company nor any of its Restricted Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and or has disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

        (c) all buildings on all real properties now owned, leased or operated by the Company or any of its Restricted Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

   Section 6.    Representations of the Purchaser;.

     Section 6.1. Purchase for Investment;. You represent that you are purchasing the Series A Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of your or their property shall at all times be within your or their control. You understand that the Series A Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Series A Notes.
 .c2.Section 6.2. Source of Funds;. You represent that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by you to pay the purchase price of the Series A Notes to be purchased by you hereunder:

        (a) if you are an insurance company, the Source is an "insurance company general account" within the meaning of Department of Labor Prohibited Transaction Exemption 95-60 (issued July 12, 1995) and there is no "employee benefit plan" (within the meaning of Section 3(3) of ERISA or Section 4975(e)(1) of the Code), treating as a single plan, all plans maintained by the same employer or employee organization, with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan, exceed ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement filed with your state of domicile; or

        (b) the Source is either (i) an insurance company pooled separate account, within the meaning of Prohibited Transaction Exemption ("PTE") 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph
   (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

        (c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part l(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (c); or

        (d)  the Source is a governmental plan; or

        (e) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (e); or

        (f) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

        The Company shall deliver a certificate on the date of the Closing, with respect to you and the Other Purchasers, on the date of the issuance of any Additional Notes, with respect to any Additional Purchasers and on or prior to the date of any transfer of any Notes, with respect to any subsequent holder of such Notes, which certificate shall either state that
   (i) it is neither a "party in interest" (as defined in Title I, Section 3(14) of ERISA) nor a "disqualified person" (as defined in Section 4975(e)(2) of the Code), with respect to any plan identified pursuant to paragraphs (b) or (e) above, or (ii) with respect to any plan, identified pursuant to paragraph (c) above, neither it nor any "affiliate" (as defined in Section V(c) of the QPAM Exemption) has at this time, and during the immediately preceding one year has exercised the authority to appoint or terminate said QPAM as manager of the assets of any plan identified in writing pursuant to paragraph (c) above or to negotiate the terms of said QPAM's management agreement on behalf of any such identified plans.

        As used in this Section 6.2, the terms "employee benefit plan", "governmental plan", "party in interest" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

   Section 7.    Information as to Company;.

     Section 7.1. Financial and Business Information;. The Company shall deliver to each holder of Notes that is an Institutional Investor:

        (a) Quarterly Statements - within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of:

        (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

       (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1 (a);

        (b) Annual Statements - within 105 days after the end of each fiscal year of the Company, duplicate copies of,

        (i) a consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year, and

       (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries, for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(b);

        (c) SEC and Other Reports - promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Restricted Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Restricted Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Company or any Restricted Subsidiary to the public concerning developments that are Material;

        (d) Notice of Default or Event of Default - promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

        (e) ERISA Matters - promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

        (i)  with respect to any Plan, any reportable event, as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

       (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

      (iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

        (f) Notices from Governmental Authority - promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Restricted Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

       (g) Supplements - promptly and in any event within 10 Business Days after the execution and delivery of any Supplement, a copy thereof; and

        (h) Requested Information - with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes.

        Notwithstanding the foregoing, in the event that one or more Unrestricted Subsidiaries shall either (i) own more than 10% of the total consolidated assets of the Company and its Subsidiaries, or (ii) account for more than 10% of the consolidated gross revenues of the Company and its Subsidiaries, determined in each case in accordance with GAAP, then, within the respective periods provided in Sections 7.1(a) and (b), above, the Company shall deliver to each holder of Notes that is an Institutional Investor, financial statements of the character and for the dates and periods as in said Sections 7.1(a) and (b) covering the group of Unrestricted Subsidiaries (on a consolidated basis), together with a consolidating statement reflecting eliminations or adjustments required to reconcile the financial statements of such group of Unrestricted Subsidiaries to the financial statements delivered pursuant to Sections 7.1(a) and (b).

     Section 7.2. Officer's Certificate;. Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

        (a) Covenant Compliance - the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.2 through Section 10.8 hereof, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

        (b) Event of Default - a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Restricted Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Restricted Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

     Section 7.3. Inspection;. The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

        (a) No Default - if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Restricted Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Restricted Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

        (b) Default - if a Default or Event of Default then exists, at the expense of the Company, to visit and inspect any of the offices or properties of the Company or any Restricted Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Restricted Subsidiaries), all at such times and as often as may be requested.

   Section 8.    Prepayment of the Series A Notes;.

     Section 8.1. Required Prepayments;. (a) Tranche A Notes. On October 15, 2000 and on each October 15 thereafter to and including October 15, 2007, the Company will prepay $6,666,666 principal amount (or such lesser principal amount as shall then be outstanding) of the Tranche A Notes at par and without payment of the Make-Whole Amount or any premium. The entire remaining principal amount of the Tranche A Notes shall become due and payable on October 15, 2008. For purposes of this Section 8.1(a), any prepayment of less than all of the outstanding Tranche A Notes pursuant to
   Section 8.2 shall be deemed to be applied first to the amount of principal scheduled to be repaid on October 15, 2008, and then to the remaining scheduled principal payments, if any, in inverse chronological order.

        (b) Tranche B Notes. On October 15, 2001 and on each October 15 thereafter to and including October 15, 2010, the Company will prepay $2,272,727 principal amount (or such lesser principal amount as shall then be outstanding) of the Tranche B Notes at par and without payment of the Make-Whole Amount or any premium. The entire remaining principal amount of the Tranche B Notes shall become due and payable on October 15, 2011. For purposes of this Section 8.1(b), any prepayment of less than all of the outstanding Tranche B Notes pursuant to Section 8.2 shall be deemed to be applied first to the amount of principal scheduled to be repaid on October 15, 2011, and then to the remaining scheduled principal payments, if any, in inverse chronological order.

        (c) Application of Partial Redemption. In the event of any purchase or other acquisition permitted by Section 8.5 of less than all of the Notes of any Series, or any tranche of Notes within a Series (a "Partial Redemption"), the amount of the payment required at maturity for such Series of Notes, or the applicable tranche of Notes within such Series, as the case may be, and each regularly scheduled prepayment required to be made pursuant to this Section 8.1 or any Supplement for such Series of Notes, or the applicable tranche of Notes within such Series, as the case may be, shall be reduced in the proportion that the principal amount of such Partial Redemption bears to the unpaid principal amount of the Notes of such Series, or the applicable tranche of Notes within such Series, as the case may be, immediately prior to such Partial Redemption (after giving effect to any regularly scheduled prepayment made on such Series of Notes, or the applicable tranche of Notes within such Series, as the case may be, pursuant to this Section 8.1 or any Supplement on the date of such Partial Redemption).

     Section 8.2.  Optional Prepayments with Make-Whole Amount;.  The
   Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of (but if in part then in a minimum principal amount of $500,000), the outstanding Notes of any Series on any interest payment date for the Notes of such Series at 100% of the principal amount so prepaid, and accrued interest thereon to the date of prepayment, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount of each Note of the applicable Series then outstanding. The Company will give each holder of Notes of the Series to be prepaid written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes and each Series of Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes of the Series to be prepaid a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

     Section 8.3. Allocation of Partial Prepayments;. In the case of each partial prepayment of the Notes pursuant to the provisions of Section 8.2, the principal amount of the Notes of the Series to be prepaid shall be allocated among all of the Notes of such Series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof. In the case of each required prepayment of the Series A Notes pursuant to Section 8.1, the principal amount of the Tranche to be prepaid shall be allocated among all of the Notes of such Tranche at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof. All regularly scheduled partial prepayments made with respect to any Additional Series of Notes pursuant to any Supplement shall be allocated as therein provided.

     Section 8.4. Maturity; Surrender, etc';. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

     Section 8.5. Purchase of Notes;. The Company will not and will not permit any Restricted Subsidiary or any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of the Agreements (including any Supplement thereto) and the Notes. The Company will promptly cancel all Notes acquired by it or any Restricted Subsidiary or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of the Agreements and no Notes may be issued in substitution or exchange for any such Notes.

     Section 8.6. Make-Whole Amount for Series A Notes;. The term "Make-Whole Amount" means, with respect to any Series A Note of any Tranche, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Series A Note of such Tranche over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

        "Called Principal" means, with respect to any Series A Note of any Tranche, the principal of such Series A Note of such Tranche that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

        "Discounted Value" means, with respect to the Called Principal of any Series A Note of any Tranche, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Series A Note of such Tranche is payable) equal to the Reinvestment Yield with respect to such Called Principal.

        "Reinvestment Yield" means, with respect to the Called Principal of any Series A Note of any Tranche, 0.50% over the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 500" on the Telerate Access Service (or such other display as may replace Page 500 on Telerate Access Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H. 15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the duration closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the duration closest to and less than the Remaining Average Life.

        "Remaining Average Life" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

        "Remaining Scheduled Payments" means, with respect to the Called Principal of any Series A Note of any Tranche, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Series A Note of such Tranche, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1.

        "Settlement Date" means, with respect to the Called Principal of any Series A Note of any Tranche, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

   Section 9.    Affirmative Covenants;.

        The Company covenants that so long as any of the Notes are outstanding:

     Section 9.1. Compliance with Law;. The Company will, and will cause each of its Restricted Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     Section 9.2. Insurance;. The Company will, and will cause each of its Restricted Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

     Section 9.3. Maintenance of Properties;. The Company will, and will cause each of its Restricted Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Restricted Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     Section 9.4. Payment of Taxes and Claims;. The Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by the Company or such Restricted Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or
   (ii) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

     Section 9.5. Corporate Existence, etc;. The Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Section 10.7, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Restricted Subsidiaries (unless merged into the Company or a Wholly-Owned Restricted Subsidiary) and all rights and franchises of the Company and its Restricted Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

   Section 10.   Negative Covenants;.

        The Company covenants that so long as any of the Notes are outstanding:

    Section 10.1. Transactions with Affiliates;. The Company will not and will not permit any Restricted Subsidiary to enter into directly or indirectly any transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate, except in the ordinary course and pursuant to the reasonable requirements of the Company's or such Restricted Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

    Section 10.2. Consolidated Operating Cash Flow;. The Company will not permit the Consolidated Operating Cash Flow Ratio for each period of four consecutive fiscal quarters (determined as of the last day of each fiscal quarter) to be less than 2.50 to 1.00.

    Section 10.3. Limitations on Debt;. The Company will not at any time permit Consolidated Debt to exceed 65% of Consolidated Total
   Capitalization.

    Section 10.4. Limitations on Priority Debt;. The Company will not, and will not permit any Restricted Subsidiary to, create, assume or incur or in any manner be or become liable in respect of any Priority Debt, unless at the time of issuance thereof and after giving effect thereto and to the application of the proceeds thereof, Priority Debt shall not exceed 20% of Consolidated Total Capitalization.

        Any corporation which becomes a Restricted Subsidiary after the date of this Agreement shall, for all purposes of this Section 10.4, be deemed to have created, assumed or incurred, at the time it becomes a Restricted Subsidiary, all Priority Debt of such corporation existing immediately after it becomes a Restricted Subsidiary.

    Section 10.5. Limitation on Liens;. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Company or any such Restricted Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits, except:

        (a) Liens for property taxes and assessments or governmental charges or levies and Liens securing claims or demands of mechanics and materialmen, provided payment thereof is not at the time required by
   Section 9.4;

        (b) Liens incidental to the normal conduct of business of the Company or any Restricted Subsidiary or to secure claims for labor, materials or supplies in respect of obligations not overdue or in connection with the ownership of its property (including Liens in connection with worker's compensation, unemployment insurance and other like laws, warehousemen's and attorney's liens and statutory landlords' liens) which are not incurred in connection with the incurrence of Debt or the borrowing of money and which do not in the aggregate Materially impair the use of such property in the operation of the business of the Company and its Restricted Subsidiaries, taken as a whole, or the value of such property for the purpose of such business;

        (c) Liens created by or resulting from any litigation or legal proceeding which is currently being contested in good faith by appropriate proceedings or which result from a final, nonappealable judgment which is satisfied, or whose satisfaction is assured by the posting of a bond or other collateral, within 60 days after such judgment becomes final and nonappealable;

        (d) Liens of carriers, warehousemen, mechanics and materialmen, and other like Liens, in existence less than 60 days (or in the case of any Lien with respect to which the underlying claim shall currently be contested by the Company or such Restricted Subsidiary in good faith by appropriate proceedings, the period of time during which such Lien is being contested) from the date of creation thereof in respect of obligations not overdue or deposits to obtain the release of such Liens;

        (e) Liens securing Debt of a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

        (f)  Liens existing as of the date of Closing and reflected in
   Schedule 10.5;

        (g) minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary for the conduct of the activities of the Company and its Restricted Subsidiaries or which customarily exist on real properties of corporations engaged in similar activities and similarly situated and which do not in any event Materially detract from the value of such real property;

        (h) leases or subleases granted to any Person by the Company or any Restricted Subsidiary, as lessor or sublessor, on any property owned or leased by the Company or any Restricted Subsidiary, provided that in each case such lease or sublease shall not Materially detract from the value of the property leased or subleased;

        (i) Liens incurred after the date of Closing and existing on property of any business entity at the time of acquisition of such business entity by the Company or a Restricted Subsidiary, so long as such Liens were not incurred, extended or renewed in contemplation of the acquisition of such business entity, provided that (i) the Lien shall attach solely to the property of the business entity so acquired, (ii) at the time of acquisition of such business entity, the aggregate amount remaining unpaid on all Debt secured by Liens on the property of such business entity, whether or not assumed by the Company or a Restricted Subsidiary, shall not exceed an amount equal to the lesser of the total purchase price or fair market value at the time of acquisition of such business entity (as determined in good faith by the Board of Directors of the Company or any Restricted Subsidiary, as the case may be), and (iii) the aggregate principal amount of all Debt secured by such Liens shall be permitted by the limitations set forth in Sections 10.3 and 10.4;

        (j) Liens incurred after the date of Closing given to secure the payment of the purchase price incurred in connection with the acquisition or construction of property (other than accounts receivable or inventory) useful and intended to be used in carrying on the business of the Company or a Restricted Subsidiary, including Liens existing on such property at the time of acquisition or construction thereof, or Liens incurred within 180 days of such acquisition or the completion of such construction, provided that (i) the Lien shall attach solely to the property acquired, purchased or constructed, (ii) at the time of acquisition or construction of such property, the aggregate amount remaining unpaid on all Debt secured by Liens on such property, whether or not assumed by the Company or a Restricted Subsidiary, shall not exceed an amount equal to the lesser of the total purchase price or fair market value at the time of acquisition or construction of such property (as determined in good faith by the Board of Directors of the Company or any Restricted Subsidiary, as the case may be), and (iii) the aggregate principal amount of all Debt secured by such Liens shall be permitted by the limitations set forth in Sections 10.3 and 10.4;

        (k) any extensions, renewals or replacements of any Lien permitted by the preceding subparagraphs (a) through (j) inclusive, of this Section 10.5, provided that (i) no additional property shall be encumbered by such Liens, (ii) the unpaid principal amount of the Debt secured thereby shall not be increased on or after the date of any extension, renewal or replacement, (iii) the weighted average life to maturity of the Debt secured by such Liens shall not be reduced, and (iv) at such time and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing; and

        (l) in addition to the Liens permitted by the preceding subparagraphs (a) through (k), inclusive, of this Section 10.5, Liens securing Priority Debt of the Company or any Restricted Subsidiary, provided that such Priority Debt shall be permitted by the applicable limitations set forth in Sections 10.3 and 10.4.

    Section 10.6. Sales of Assets;. The Company will not, and will not permit any Restricted Subsidiary to, sell, lease or otherwise dispose of any substantial part (as defined below) of the assets of the Company and its Restricted Subsidiaries; provided, however, that the Company or any Restricted Subsidiary may sell, lease or otherwise dispose of assets constituting a substantial part of the assets of the Company and its Restricted Subsidiaries if, at such time and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and an amount equal to the net proceeds received from such sale, lease or other disposition shall be used:

        (1) within 180 days of such sale, lease or disposition, to acquire property, plant and equipment used or useful in carrying on the business of the Company and its Restricted Subsidiaries (or the Company or any Restricted Subsidiary shall be unconditionally committed to acquire such property) and having a value at least equal to the value of such assets sold, leased or otherwise disposed of; or

        (2) to prepay or retire Senior Debt of the Company and/or its Restricted Subsidiaries, in which case the Notes will be prepaid, ratably in accordance with the unpaid principal amount of such Senior Debt, in compliance with Section 8.2.

        As used in this Section 10.6, a sale, lease or other disposition of assets shall be deemed to be a "substantial part" of the assets of the Company and its Restricted Subsidiaries if the book value of such assets, when added to the book value of all other assets sold, leased or otherwise disposed of by the Company and its Restricted Subsidiaries (other than in transactions in the ordinary course of business and Excluded Sale and Leaseback Transaction) during any fiscal year of the Company, exceeds 10% of the book value of Consolidated Total Assets, determined as of the end of the fiscal year immediately preceding such sale, lease or other disposition.

    Section 10.7. Merger, Consolidation and Sale of Stock;. (a) The Company will not, and will not permit any Restricted Subsidiary to, consolidate with or be a party to a merger with any other corporation; provided, however, that:

        (1) any Restricted Subsidiary may merge or consolidate with or into the Company or any Wholly-Owned Restricted Subsidiary, so long as in any merger or consolidation involving the Company, the Company shall be the surviving or continuing corporation; and

        (2) the Company may consolidate or merge with any other corporation if (i) either (x) the Company shall be the surviving or continuing corporation, or (y) if the surviving or continuing entity is other than the Company, (A) such entity is organized under the laws of the United States or any jurisdiction thereof, (B) such entity expressly assumes, by written agreement satisfactory in scope and form to the holders of more than 50% in aggregate principal amount of the outstanding Notes, all obligations of the Company under the Notes and this Agreement and the Other Agreements, and (C) such entity shall cause to be delivered to each holder of Notes an opinion of independent counsel to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the provisions of this Section
   10.7 and otherwise satisfactory in scope and form to the holders of more than 50% in aggregate principal amount of the outstanding Notes, and (ii) at the time of such consolidation or merger and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing.

        (b) The Company will not permit any Restricted Subsidiary to issue or sell any shares of stock of any class (including as "stock" for the purposes of this Section 10.7(b), any warrants, rights or options to purchase or otherwise acquire stock or other securities exchangeable for or convertible into stock) of such Restricted Subsidiary to any Person other than the Company or a Restricted Subsidiary, except for the purpose of qualifying directors, or except in satisfaction of the validly pre-existing preemptive rights of minority shareholders in connection with the simultaneous issuance of stock to the Company and/or a Restricted Subsidiary whereby the Company and/or such Restricted Subsidiary maintain their same proportionate interest in such Restricted Subsidiary.

        (c) The Company will not sell, transfer or otherwise dispose of any shares of stock of any Restricted Subsidiary (except to qualify directors), and will not permit any Restricted Subsidiary to sell, transfer or otherwise dispose of (except to the Company or a Wholly-Owned Restricted Subsidiary) any shares of stock of any other Restricted Subsidiary, unless such sale or other disposition does not involve a substantial part (as defined in Section 10.6) of the assets of the Company and its Restricted Subsidiaries.

    Section 10.8.  Designation of Restricted and Unrestricted Subsidiaries;.
   (a) The Board of Directors of the Company may designate any Unrestricted Subsidiary as a Restricted Subsidiary and may designate any Restricted Subsidiary as an Unrestricted Subsidiary, provided that (i) at such time and immediately after giving effect thereto (x) the Company would be permitted to incur at least $1.00 of additional Priority Debt under the limitations of Section 10.4, and (y) no Default or Event of Default shall have occurred and be continuing, and (ii) the designation of such Subsidiary as Restricted or Unrestricted shall not be changed pursuant to this Section 10.8 on more than two occasions. The Company shall, within 10 days after the designation of any Subsidiary as Restricted or Unrestricted, give written notice of such action to each holder of a Note.

        (b) The Company acknowledges and agrees that if, after the date hereof, any Person becomes a Restricted Subsidiary, all Debt, leases and other obligations and all Liens and Investments of such Person existing as of the date such Person becomes a Restricted Subsidiary shall be deemed, for all purposes of this Agreement, to have been incurred, entered into, made or created at the same time such Person so becomes a Restricted Subsidiary.

    Section 10.9. Nature of Business;. Neither the Company nor any Restricted Subsidiary will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Company and its Restricted Subsidiaries would be substantially changed from the general nature of the business engaged in by the Company and its Restricted Subsidiaries on the date of this Agreement.

   Section 11.   Events of Default;.

        An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

        (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note for more than one Business Day after the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, or the Company makes the payment of any principal or Make-Whole Amount, if any, on the Notes on the Business Day immediately following the Business Day in which such payment is due and payable on more than five occasions; or

        (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

        (c) the Company defaults in the performance of or compliance with any term contained in Section 10; or

        (d) the Company defaults in the performance of or compliance with any term contained herein or in any Supplement (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of Section 11); or

        (e) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or any Supplement or in any writing furnished in connection with the transactions contemplated hereby or thereby proves to have been false or incorrect in any material respect on the date as of which made; or

        (f) (i) the Company or any Restricted Subsidiary is in default in the performance of or compliance with any term of any evidence of any Debt in an aggregate outstanding principal amount of at least $10,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Debt has become, or has been declared, due and payable before its stated maturity or before its regularly scheduled dates of payment, or (ii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Debt to convert such Debt into equity interests), (x) the Company or any Restricted Subsidiary has become obligated to purchase or repay Debt before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $10,000,000, or (y) one or more Persons have the right to require the Company or any Restricted Subsidiary so to purchase or repay such Debt; or

        (g) the Company or any of its Material Subsidiaries (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

        (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Material Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Material Subsidiaries, or any such petition shall be filed against the Company or any of its Material Subsidiaries and such petition shall not be dismissed within 60 days; or

        (i) a final judgment or judgments for the payment of money aggregating in excess of $10,000,000 are rendered against one or more of the Company and its Restricted Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

        (j) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $10,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Restricted Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Restricted Subsidiary thereunder; and any such event or events described in clauses
   (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

   As used in Section 11(j), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

   Section 12.   Remedies on Default, etc;.

    Section 12.1. Acceleration;. (a) If an Event of Default with respect to the Company described in paragraph (g) or (h) of Section 11 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes of every Series then outstanding shall automatically become immediately due and payable.

        (b) If any other Event of Default has occurred and is continuing, any holder or holders of at least 25% in aggregate principal amount of the Notes of any Series at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes of such Series then outstanding to be immediately due and payable.

        (c)  If any Event of Default described in paragraph (a) or (b) of
   Section 11 has occurred and is continuing with respect to any Series of Notes, any holder or holders of Notes of such Series at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes of such Series held by it or them to be immediately due and payable.

        Upon any Note becoming due and payable under this Section 12.1, whether automatically or by declaration, such Note will forthwith mature and the entire unpaid principal amount of such Note, plus (x) all accrued and unpaid interest thereon and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for), and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

    Section 12.2. Other Remedies;. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

    Section 12.3. Rescission;. At any time after any Notes of any Series have been declared due and payable pursuant to clause (b) or (c) of
   Section 12.1, the holders of not less than 76% in aggregate principal amount of the Notes of such Series then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes of such Series, all principal of and Make-Whole Amount, if any, on any Notes of such Series that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes of such Series, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to any Note. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

    Section 12.4. No Waivers or Election of Remedies, Expenses, etc;. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

   Section 13.   Registration; Exchange; Substitution of Notes';.

    Section 13.1. Registration of Notes;. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

    Section 13.2. Transfer and Exchange of Notes;. Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) of an identical Series in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of the Note of such Series originally issued hereunder or pursuant to any Supplement. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $500,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $500,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in
   Section 6.2, provided that such holder may (in reliance upon information provided by the Company, which shall not be unreasonably withheld) make a representation to the effect that the purchase by such holder of any Note will not constitute a non-exempt prohibited transaction under Section 406(a) of ERISA.

    Section 13.3. Replacement of Notes;. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

        (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $10,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

        (b) in the case of mutilation, upon surrender and cancellation thereof, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of an identical Series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

   Section 14.   Payments on Notes;.

    Section 14.1. Place of Payment;. Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in Chicago, Illinois at the principal office of Bank of America Illinois in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

    Section 14.2. Home Office Payment;. So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in
   Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A hereto or Schedule A attached to any Supplement, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to
   Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note.

   Section 15.   Expenses, Etc;.

    Section 15.1. Transaction Expenses;. Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by you and each Other Purchaser and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, and
   (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Material Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those retained by you).

    Section 15.2.  Survival;.  The obligations of the Company under this
   Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, any Supplement or the Notes, and the termination of this Agreement or any Supplement.

   Section 16.   Survival of Representations and Warranties; Entire
   Agreement';.

        All representations and warranties contained herein or in any Supplement shall survive the execution and delivery of this Agreement, such Supplement and the Notes, the purchase or transfer by you or any Additional Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any Additional Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement or any Supplement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement (including every Supplement) and the Notes embody the entire agreement and understanding between you, the Other Purchasers and the Additional Purchasers and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

   Section 17.   Amendment and Waiver;.

    Section 17.1. (a) Requirements;. This Agreement (including any Supplement hereto) and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the holders of Notes holding more than 50% in aggregate principal amount of the Notes of each Series affected thereby, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note of any Series at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes of such Series, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20. For purposes of this
   Section 17.1, any amendment to Section 11 which gives the holders of Notes of any Series greater rights than the holders of Notes of any other Series with respect to any Default or Event of Default shall require the consent of more than 50% in aggregate principal amount of the Notes of each Series.

        (b) Supplements. Notwithstanding anything to the contrary contained herein, the Company may enter into any Supplement providing for the issuance of one or more Series of Additional Notes consistent with Sections 2.2 and 4.11 hereof without obtaining the consent of any holder of any other Series of Notes.

    Section 17.2.  Solicitation of Holders of Notes;.

        (a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

        (b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

    Section 17.3. Binding Effect, etc;. Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

    Section 17.4. Notes Held by Company, etc;. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company, any Restricted Subsidiary or any of its Affiliates shall be deemed not to be outstanding.

   Section 18.   Notices;.

        All notices and communications provided for hereunder shall be in writing and sent (a) by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

        (i) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

       (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

      (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Chief Financial Officer, or at such other address as the Company shall have specified to the holder of each Note in writing.

   Notices under this Section 18 will be deemed given only when actually received.

   Section 19.   Reproduction of Documents;.

        This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any holder of Notes at the time such Notes were issued (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any holder of Notes, may be reproduced by such holder by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and such holder may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

   Section 20.   Confidential Information;.

        For the purposes of this Section 20, "Confidential Information" means information delivered to you by or on behalf of the Company or any Restricted Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company or such Restricted Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any Person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Company or any Restricted Subsidiary or (d) constitutes financial statements delivered to you under Section 7.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to (i) your directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over you, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

   Section 21.   Substitution of Purchaser;.

        You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in
   Section 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

   Section 22.   Miscellaneous;.

    Section 22.1. Successors and Assigns;. All covenants and other agreements contained in this Agreement (including all covenants and other agreements contained in any Supplement) by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

    Section 22.2. Payments Due on Non-Business Days;. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

    Section 22.3. Severability;. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

    Section 22.4. Construction;. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

        Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the express requirements of this Agreement.

    Section 22.5. Counterparts;. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

    Section 22.6. Governing Law;. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Illinois excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.


                            *     *     *     *     *


        If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

   Signature;
   Very truly yours,

   The Marcus Corporation



   By
        Its President


The foregoing is hereby agreed
to as of the date thereof.

[Add Purchaser Signature Blocks]

   Information Relating to Purchasers


                                           Principal        Principal
                                           Amount of        Amount of
    Name and Address                       Tranche A Notes  Tranche B Notes
    of Purchaser                           to Be Purchased  to Be Purchased

   Massachusetts Mutual Life
     Insurance Company                         $2,500,000         $2,500,000
   1295 State Street
   Springfield, Massachusetts  01111
   Attention:  Securities Investment Division
   (1) All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "The Marcus Corporation, 7.41% Series A Senior Notes Tranche A, due October 15, 2008, PPN 56633# AA 1 or 7.51% Series A Senior Notes, Tranche B, due October 15, 2011, PPN 56633# AB 9, principal or interest" to:
   Chase Manhattan Bank, N.A.
   4 Chase MetroTech Center
   New York, New York  10081
   (ABA #021000021)
        for credit to: MassMutual IFM Non-Traditional Account No. 910-2509073
        Re: Description of security, principal and interest split with telephone advice of payment to the Securities Custody and Collection Department of Massachusetts Mutual Life Insurance Company at (413) 744-3878
   (2) All notices and communications to be addressed as first provided above, except notices with respect to payments, to be addressed
        Attention:  Securities Custody and Collection Department, F 381.
   (3)  Register Notes in the name of:

   Massachusetts Mutual Life Insurance Company
   (4)  Taxpayer I.D. No. 04-1590850

                                            Principal Amount  Principal Amount
                                            of                of
    Name and Address                        Tranche A Notes   Tranche B Notes
    of Purchaser                            to Be Purchased   to Be Purchased

   Massachusetts Mutual Life
     Insurance Company                         $9,250,000         $9,250,000
   1295 State Street
   Springfield, Massachusetts  01111
   Attention:  Securities Investment Division
   (1) All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "The Marcus Corporation, 7.41% Series A Senior Notes Tranche A, due October 15, 2008, PPN 56633# AA 1 or 7.51% Series A Senior Notes, Tranche B, due October 15, 2011, PPN 56633# AB 9, principal or interest" to:
   Citibank, N.A.
   111 Wall Street
   New York, New York  10043
   (ABA #021000089)
        for credit to: MassMutual Long Term Pool Account No. 4067-3488
        Re: Description of security, principal and interest split with telephone advice of payment to the Securities Custody and Collection Department of Massachusetts Mutual Life Insurance Company at (413) 744-3878
   (2) All notices and communications to be addressed as first provided above, except notices with respect to payments, to be addressed
        Attention:  Securities Custody and Collection Department, F 381.
   (3)  Register Notes in the name of:
        Massachusetts Mutual Life Insurance Company
   (4)  Taxpayer I.D. No. 04-1590850

                                            Principal Amount  Principal Amount
                                            of                of
    Name and Address                        Tranche A Notes   Tranche B Notes
    of Purchaser                            to Be Purchased   to Be Purchased

   CM Life Insurance Company
   c/o Massachusetts Mutual Life
   Insurance Company                           $750,000           $750,000
   1295 State Street
   Springfield, Massachusetts  01111
   Attention:  Securities Investment Division
   (1) All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "The Marcus Corporation, 7.41% Series A Senior Notes Tranche A, due October 15, 2008, PPN 56633# AA 1 or 7.51% Series A Senior Notes, Tranche B, due October 15, 2011, PPN 56633# AB 9, principal or interest" to:
   Citibank, N.A.
   111 Wall Street
   New York, New York  10043
   (ABA #021000089)

   For Segment 43-Universal Life
   Account No. 4068-6561
        Re: Description of security, principal and interest split with telephone advice of payment to the Securities Custody and Collection Department of Massachusetts Mutual Life Insurance Company at (413) 744-3878
   (2) All notices and communications to be addressed as first provided above, except notices with respect to payments, to be addressed
        Attention:  Securities Custody and Collection Department, F 381.
   (3)  Register Notes in the name of:
        CM Life Insurance Company
   (4)  Taxpayer I.D. No. 06-1041383

                                            Principal Amount  Principal Amount
                                            of                of
    Name and Address                        Tranche A Notes   Tranche B Notes
    of Purchaser                            to Be Purchased   to Be Purchased

   Nationwide Life Insurance Company
   One Nationwide Plaza (I-33-07)              $10,000,000        $10,000,000
   Columbus, Ohio  43215-2220
   (1) All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "The Marcus Corporation, 7.41% Series A Senior Notes Tranche A, due October 15, 2008, PPN 56633# AA 1 or 7.51% Series A Senior Notes, Tranche B, due October 15, 2011, PPN 56633# AB 9, principal or interest") to:

   The Bank of New York
   (ABA #021-000-018)
   BNF:  IOC566
   F/A/O Nationwide Life Insurance Company
   Attn:  P & I Department
   PPN# _______________
   Security Description:  ___________________
     (2) All notices of payment on or in respect of the Notes and written confirmation of each such payment to:

   Nationwide Life Insurance Company
   c/o The Bank of New York
   P. O. Box 19266
   Attention:  P & I Department
   Newark, NJ  07195

   With a copy to:

   Nationwide Life Insurance Company
   Attn:  Investment Accounting
   One Nationwide Plaza (I-32-05)
   Columbus, Ohio  43215-2220
   (3)  All other communications to be addressed as first provided above to:
   Attention:  Corporate Fixed-Income Securities
   (4)  Taxpayer I.D. Number:  31-4156830

                                            Principal Amount  Principal Amount
                                            of                of
    Name and Address                        Tranche A Notes   Tranche B Notes
    of Purchaser                            to Be Purchased   to Be Purchased


   Connecticut General Life
     Insurance Company                        $3,000,000          $-0-
   CIG & Co.                                   3,000,000
   c/o CIGNA Investments, Inc.                 3,000,000
   900 Cottage Grove Road                      3,000,000
                                              ----------
   Hartford, Connecticut  06152-2307         $12,000,000
   Attention:  Private Securities Division - S-307
   Operations Group
   Fax:  860-726-7203
   (1) All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "The Marcus Corporation, 7.41% Series A Senior Notes Tranche A, due October 15, 2008, PPN 56633# AA 1, principal or interest") to:

   Chase NYC/CTR/
   BNF=CIGNA Private Placements/
   AC=9009001802
   ABA #021000021
     (2) All notices of payment on or in respect of the Notes and written confirmation of each such payment to:

   CIG & Co.
   c/o CIGNA Investments, Inc.
   Attention:  Securities Processing S-309
   900 Cottage Grove Road
   Hartford, CT  06152-2309

   With a copy to:

   Chase Manhattan Bank, N.A.
   Private Placement Servicing
   P. O. Box 1508
   Bowling Green Station
   New York, New York  10081
   Attention:  CIGNA Private Placements
   Fax:  860-726-7203
   (3)  All other communications to be addressed as first provided above.
   (4)  The original note should be registered in the name of CIG & Co.
   (5)  Taxpayer I.D. Number:  13-3574027

                                            Principal Amount  Principal Amount
                                            of                of
    Name and Address                        Tranche A Notes   Tranche B Notes
    of Purchaser                            to Be Purchased   to Be Purchased

   Life Insurance Company
     of North America                          $3,000,000         $-0-
   CIG & Co.
   c/o CIGNA Investments, Inc.
   900 Cottage Grove Road
   Hartford, Connecticut  06152-2307
   Attention:  Private Securities Division - S-307
   Operations Group
   Fax:  860-726-7203
   (1) All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "The Marcus Corporation, 7.41% Series A Senior Notes Tranche A, due October 15, 2008, PPN 56633# AA 1, principal or interest") to:

   Chase NYC/CTR/
   BNF=CIGNA Private Placements/
   AC=9009001802
   ABA #021000021
     (2) All notices of payment on or in respect of the Notes and written confirmation of each such payment to:

   CIG & Co.
   c/o CIGNA Investments, Inc.
   Attention:  Securities Processing S-309
   900 Cottage Grove Road
   Hartford, CT  06152-2309

   With a copy to:

   Chase Manhattan Bank, N.A.
   Private Placement Servicing
   P. O. Box 1508
   Bowling Green Station
   New York, New York  10081
   Attention:  CIGNA Private Placements
   Fax:  212-552-3107/1005
   (3)  All other communications to be addressed as first provided above.
   (4)  The original note should be registered in the name of CIG & Co.
   (5)  Taxpayer I.D. Number:  13-3574027

                                            Principal Amount  Principal Amount
                                            of                of
    Name and Address                        Tranche A Notes   Tranche B Notes
    of Purchaser                            to Be Purchased   to Be Purchased

   Northern Life Insurance Company             $5,000,000         $-0-
   c/o Reliastar Investment Research, Inc.
   100 Washington Square
   Suite 800
   Minneapolis, Minnesota  55401-2147
   Ref:  Theodore R. Hoxmeier
   (1) All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "The Marcus Corporation, 7.41% Series A Senior Notes Tranche A, due October 15, 2008, PPN 56633# AA 1, principal or interest") to:

   First National Bank N.A./Mpls
   601 2nd Ave. S.
   Acct. #1602-3237-6105
   Bank ABA #091000022
   Attn:  Securities Accounting
   Ref:  Issuer, Cusip, Coupon & Maturity
     (2) All notices of payments and written confirmations of such wire transfers:

   Reliastar Investment Research, Inc.
   100 Washington Avenue South
   Suite 800
   Minneapolis, Minnesota  55401-2147
   Ref:  Theodore R. Hoxmeier
   Phone:  (612) 372-5254
   Fax:  (612) 372-5368
   (3)  All other communications to be addressed as first provided above in
        (2).
   (4)  Taxpayer I.D. No. 41-1295933

                                            Principal Amount  Principal Amount
                                            of                of
    Name and Address                        Tranche A Notes   Tranche B Notes
    of Purchaser                            to Be Purchased   to Be Purchased

   ReliaStar Life Insurance Company            $3,000,000         $-0-
   c/o Reliastar Investment Research, Inc.
   100 Washington Avenue South
   Suite 800
   Minneapolis, Minnesota  55401-2147
   Ref:  Theodore R. Hoxmeier
   (1) All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "The Marcus Corporation, 7.41% Series A Senior Notes Tranche A, due October 15, 2008, PPN 56633# AA 1, principal or interest") to:

   First National Bank N.A./Mpls
   601 2nd Ave. S.
   Acct. #1102-4001-4461
   Bank ABA #091000022
   Attn:  Securities Accounting
   Ref:  Issuer, Cusip, Coupon & Maturity
     (2) All notices of payments and written confirmations of such wire transfers:

   Reliastar Investment Research, Inc.
   100 Washington Avenue South
   Suite 800
   Minneapolis, Minnesota  55401-2147
   Ref:  Theodore R. Hoxmeier
   Phone:  (612) 372-5254
   Fax:  (612) 372-5368
   (3)  All other communications to be addressed as first provided above in
        (2).
   (4)  Taxpayer I.D. No. 41-0451140

                                            Principal Amount  Principal Amount
                                            of                of
    Name and Address                        Tranche A Notes   Tranche B Notes
    of Purchaser                            to Be Purchased   to Be Purchased

   ReliaStar Bankers Security Life
     Insurance Company                         $2,000,000         $-0-
   c/o Reliastar Investment Research, Inc.
   100 Washington Avenue South
   Suite 800
   Minneapolis, Minnesota  55401-2121
   Ref:  Theodore R. Hoxmeier
   (1) All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "The Marcus Corporation, 7.41% Series A Senior Notes Tranche A, due October 15, 2008, PPN 56633# AA 1, principal or interest") to:

   Chase Manhattan
   New York, NY
   A/C #544755102
   F/C #1960 Dept. 571 NonStandard Securities
   Bank ABA #021000021
   Ref:  Issue Name, PPN and P&I Breakdown
     (2) All notices of payments and written confirmations of such wire transfers:

   Reliastar Investment Research, Inc.
   100 Washington Avenue South
   Suite 800
   Minneapolis, Minnesota  55401-2147
   Ref:  Theodore R. Hoxmeier
   Phone:  (612) 372-5254
   Fax:  (612) 372-5368
   (3)  All other communications to be addressed as first provided above in
        (2).
   (4)  Register Note in Name of:
   SIGLER & CO.
   (5)  Taxpayer I.D. No. 53-0242530

                                            Principal Amount  Principal Amount
                                            of                of
    Name and Address                        Tranche A Notes   Tranche B Notes
    of Purchaser                            to Be Purchased   to Be Purchased

   Aid Association for Lutherans               $10,000,000        $-0-
   432l North Ballard Road
   Appleton, Wisconsin  54919
   Attention:  Investment Department
   (1) All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "The Marcus Corporation, 7.41% Series A Senior Notes Tranche A, due October 15, 2008, PPN 56633# AA 1, principal or interest") to:
   Citibank, NYC/CUST.
   ABA #021-000-089
   DDA #36112805
   Attn:  John Colavito
   Ref Account #846647
   Aid Association for Lutherans Custody Account security description
   CUSIP (if available)
   maturity date
   payable date
   principal and interest breakdown
   interest rate if variable rate
        with sufficient information to identify the source and application of such funds.
     (2) All notices on or in respect to the Notes and written confirmation of each such payment to be addressed as first provided above and to:
   Income Collection and Disbursement
   Ref Account #846647
   Aid Association for Lutherans Custody Account
   Citicorp Services Inc.
   1410 N. Westshore Blvd.
   4th Floor
   Tampa, FL 33607
   (3)  All other communications to be addressed as first provided above.
   (4)  Taxpayer I.D. No. 39-0123480

                                            Principal Amount  Principal Amount
                                            of                of
    Name and Address                        Tranche A Notes   Tranche B Notes
    of Purchaser                            to Be Purchased   to Be Purchased

   Security First Life Insurance Company       $2,500,000         $2,500,000
   c/o London Life Insurance Company
   255 Dufferin Avenue
   London, Ontario
   N6A 4K1
   Attention:  Manager U.S. Fixed Income
   (Private Placements)
   Securities Department
   (1) All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "The Marcus Corporation, 7.41% Series A Senior Notes Tranche A, due October 15, 2008, PPN 56633# AA 1 or 7.51% Series A Senior Notes, Tranche B, due October 15, 2011, PPN 56633# AB 9, principal or interest") to:

   Bank of New York
        1 Wall Street
        New York, New York  10286
        F/A/O Security First Group Corporate Bond
     Account
        Account #328175
        ABA #021000018
     (2) All notices of payments and written confirmations of such wire transfers as first provided above.
   (3)  All other communications to be addressed as described in (2) above.
   (4)  Register Note in Name of:
   Security First Life Insurance Company.
   (5)  Taxpayer I.D. No. 540696644

   Defined Terms

   As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

   "Additional Notes" is defined in Section 2.2.

   "Additional Purchasers" means purchasers of Additional Notes.

   "Affiliate" means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any other Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of such first Person or any other Person of which such first Person beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company. For all purposes of this Agreement, Restricted Subsidiaries shall not be deemed to be Affiliates of the Company or any other Restricted Subsidiary.

   "Business Day" means (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in Chicago, Illinois or Milwaukee, Wisconsin are required or authorized to be closed.

   "Capital Lease" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

   "Capital Lease Obligation" means, with respect to any Person and a Capital Lease, the amount of the obligation of such Person, as the lessee under the Capital Lease, which would appear as a liability on a balance sheet of such Person in accordance with GAAP.

   "Closing" is defined in Section 3.

   "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

   "Company" means The Marcus Corporation, a Wisconsin corporation.

   "Confidential Information" is defined in Section 20.

   "Consolidated Debt" means, as of the date of any determination thereof, all Debt of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

   "Consolidated Net Worth" means, as of the date of any determination thereof, Stockholders' Equity less the total amount of all Restricted Investments in excess of 20% of Stockholders' Equity as of such date of determination.

   "Consolidated Net Income" means, with reference to any period, the net income (or loss) of the Company and its Restricted Subsidiaries for such period (taken as a cumulative whole), as determined in accordance with GAAP, after eliminating all offsetting debits and credits between the Company and its Restricted Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Restricted Subsidiaries in accordance with GAAP.

   "Consolidated Operating Cash Flow" means, in respect of any period, the sum of (a) Consolidated Net Income for such period, and (b) the amount of all Net Interest Charges, Operating Lease Rentals, depreciation, amortization, income taxes, deferred items and other non-cash expenses of the Company and its Restricted Subsidiaries for such period, but only to the extent deducted in the determination of Consolidated Net Income for such period.

   "Consolidated Operating Cash Flow Ratio" means, with respect to any period, the ratio of Consolidated Operating Cash Flow to Fixed Charges for such period.

   "Consolidated Total Assets" means, as of the date of any determination thereof, the total amount of all assets of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

   "Consolidated Total Capitalization" means, as of the date of any determination thereof, the sum of (i) Consolidated Debt, plus (ii) Consolidated Net Worth.

   "Debt" means, with respect to any Person, without duplication,

   (a)its liabilities for borrowed money;

   (b)its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including, without limitation, all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

   (c)its Capital Lease Obligations; and

   (d)all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities).
   Debt of any Person shall include all obligations of such Person of the character described in clauses (a) through (d) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP. Unless otherwise specifically provided for herein, Debt of any Person shall not include any Guaranty by such Person of obligations of any other Person.

   "Default" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

   "Default Rate" means that rate of interest that is the greater of (i) 2% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes or (ii) 2% per annum over the rate of interest publicly announced by Bank of America Illinois in Chicago, Illinois as its "base" or "prime" rate.

   "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

   "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

   "ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

   "Event of Default" is defined in Section 11.

   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

   "Excluded Sale and Leaseback Transaction" shall mean any sale or transfer of property owned by the Company or any Restricted Subsidiary to any Person within 180 days following the acquisition or construction of such property by the Company or any Restricted Subsidiary if the Company or a Restricted Subsidiary shall concurrently with such sale or transfer lease such property, as lessee.

   "Fixed Charges" means, with respect to any period, the sum of (i) all Operating Lease Rentals payable during such period by the Company and its Restricted Subsidiaries, plus (ii) Net Interest Charges during such period of the Company and its Restricted Subsidiaries.

   "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

   "Governmental Authority" means

   (a)the government of

   (i)the United States of America or any State or other political subdivision thereof, or

   (ii)any jurisdiction in which the Company or any Restricted Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Restricted Subsidiary, or

   (b)any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

   "Guaranty" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

   (a)to purchase such indebtedness or obligation or any property constituting security therefor;

   (b)to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

   (c)to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

   (d)otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

   In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

   "Hazardous Material" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

   "holder" means, with respect to any Note, the Person in whose name such
   Note is registered in the register maintained by the Company pursuant to
   Section 13.1.

   "Institutional Investor" means (a) any original purchaser of a Note, (b) any holder of a Note or Notes holding more than $2,000,000 of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

   "Interest Charges" means, with respect to any period, the sum (without duplication) of (a) all interest in respect of all Debt of the Company and its Restricted Subsidiaries (including the interest component of rentals on Capital Leases) deducted in determining Consolidated Net Income for such period, together with all interest capitalized or deferred during such period and not deducted in determining Consolidated Net Income for such period, plus (b) all debt discount and expense amortized or required to be amortized in the determination of Consolidated Net Income for such period.

   "Investments" shall mean all investments, in cash or by delivery of property made, directly or indirectly in any Person, whether by acquisition of shares of capital stock, indebtedness or other obligations or securities or by loan, advance, capital contribution or otherwise; provided, however, that "Investments" shall not mean or include routine investments in property or assets to be used or consumed in the ordinary course of business.

   "Lien" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

   "Make-Whole Amount" shall have the meaning (i) set forth in Section 8.6 with respect to the Series A Notes, and (ii) set forth in the applicable Supplement with respect to any other Series of Notes.

   "Material" means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Restricted Subsidiaries taken as a whole.

   "Material Adverse Effect" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Restricted Subsidiaries, taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or (c) the validity or enforceability of this Agreement or the Notes.

   "Material Subsidiary" means any Restricted Subsidiary which, either individually or together with one or more Restricted Subsidiaries, (i) accounts for more than 5% of Consolidated Total Assets, or (ii) accounts for more than 5% of Consolidated gross revenues of the Company and its Restricted Subsidiaries.

   "Memorandum" is defined in Section 5.3.

   "Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

   "Net Interest Charges" means, with respect to any period, the difference between (but not below zero) (i) all Interest Charges during such period of the Company and its Restricted Subsidiaries, minus (ii) all interest income during such period of the Company and its Restricted Subsidiaries.

   "Notes" is defined in Section 1.

   "Officer's Certificate" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

   "Operating Lease Rentals" means, with respect to any period, the sum of the minimum amount of rental and other obligations required to be paid during such period by the Company or any Restricted Subsidiary as lessee under all leases of real or personal property (other than Capital Leases), excluding any amounts required to be paid by the lessee (whether or not therein designated as rental or additional rental) (a) which are on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges, or (b) which are based on profits, revenues or sales realized by the lessee from the leased property or otherwise based on the performance of the lessee.

   "Other Agreements" is defined in Section 2.

   "Other Purchasers" is defined in Section 2.

   "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

   "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

   "Plan" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

   "Priority Debt" means (without duplication), as of the date of any determination thereof, (i) all Debt of Restricted Subsidiaries (other than Debt owing to the Company or another Restricted Subsidiary), (ii) any Guaranty of Debt of the Company by any Material Subsidiary and (iii) all Debt secured by Liens permitted by subparagraph (l) of Section 10.5. "property" or "properties" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

   "QPAM Exemption" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

   "Responsible Officer" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this agreement.

   "Restricted Investments" means all Investments, other than the following:

   (a)Investments by the Company and its Restricted Subsidiaries in and to Restricted Subsidiaries, including any Investment in a corporation which, after giving effect to such Investment, will become a Restricted Subsidiary;

   (b)Investments in commercial paper maturing in 270 days or less from the date of issuance which, at the time of acquisition by the Company or any Restricted Subsidiary, are accorded one of the highest two ratings by Standard & Poor's Rating Group, a division of McGraw-Hill, Inc. or by Moody's Investors Services, Inc. or other nationally recognized credit rating agency of similar standing;

   (c)Investments in direct obligations of the United States of America or any agency or instrumentality of the United States of America, the payment or guarantee of which constitutes a full faith and credit obligation of the United States of America, in either case, maturing within one year from the date of acquisition thereof;

   (d)Investments in certificates of deposit or bankers acceptances maturing within one year from the date of issuance thereof, issued by Bank of America or any other bank or trust company organized under the laws of the United States or any state thereof, whose long-term certificates of deposit are, at the time of acquisition thereof by the Company or a Restricted Subsidiary, accorded one of the highest two ratings by Standard & Poor's Rating Group, a division of McGraw-Hill, Inc. or by Moody's Investors Services, Inc. or other nationally recognized credit rating agency of similar standing;

   (e)Investments in tax-exempt obligations maturing within one year from the date of issuance which, at the time of acquisition by the Company or any Restricted Subsidiary, are accorded one of the highest two ratings by Standard & Poor's Rating Group, a division of McGraw-Hill, Inc. or by Moody's Investors Services, Inc. or other nationally recognized credit rating agency of similar standing;

   (f)Investments resulting from receivables arising from the sale of goods and services in the ordinary course of business of the Company and its Restricted Subsidiaries;

   (g)Investments by the Company and its Restricted Subsidiaries in property, plant and equipment of the Company and its Restricted Subsidiaries to be used in the ordinary course of business;

   (h)Investments in money market instrument programs which are classified as current assets of the Company or any Restricted Subsidiary in accordance with GAAP;

   (i)Investments in repurchase agreements; and

   (j)Investments of the Company and its Restricted Subsidiaries existing as of the date of Closing and described on Schedule 5.4.
   In valuing any Investments for the purpose of applying the limitations set forth in this Agreement, such Investments shall be taken at the original cost thereof, without allowance for any subsequent write-offs or appreciation or depreciation therein, but less any amount repaid or recovered on account of capital or principal.

   "Restricted Subsidiary" means any Subsidiary which (i) at least a majority of the voting securities of such Subsidiary are owned by the Company and/or one or more Wholly-Owned Restricted Subsidiaries, (ii) is organized under the laws of the United States or any State thereof, (iii) conducts substantially all of its business and has substantially all of its assets within the United States, Canada or Mexico, and (iv) the Company has designated as a Restricted Subsidiary on Schedule 5.4 or by written notice given to the holders of all Notes in accordance with Section 10.8.

   "Securities Act" means the Securities Act of 1933, as amended from time to time.

   "Senior Debt" means, as of the date of any determination thereof, all Consolidated Debt, other than Subordinated Debt.

   "Senior Financial Officer" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

   "Series A Notes" is defined in Section 1.

   "Series B Notes" is defined in Section 1.

   "Stockholders' Equity" means, as of the date of any determination thereof, the total amount of shareholders' equity of the Company and its Restricted Subsidiaries (after eliminating all minority interests, if any), determined on a consolidated basis in accordance with GAAP.

   "Subordinated Debt" means, as of the date of any determination thereof, all unsecured Debt of the Company which shall contain or have applicable thereto subordination provisions providing for the subordination thereof to other Debt of the Company (including, without limitation, the Notes). "Subsidiary" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

   "Supplement" is defined in Section 2.2.

   "Unrestricted Subsidiary" means any Subsidiary which is not a Restricted Subsidiary.

   "Wholly-Owned Restricted Subsidiary" means, at any time, any Restricted Subsidiary one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-Owned Restricted Subsidiaries at such time.

   Subsidiaries, Affiliates, Directors and
   Senior Officers, and Investments
   1.            Restricted Subsidiaries

        The Company owns 100% of the stock of the following corporations:

    Name                                         State of Incorporation
    Marcus Theatres Corporation                  Wisconsin
    Marcus Restaurants, Inc.                     Wisconsin
    B & G Realty, Inc.                           Wisconsin
    First American Finance Corporation           Wisconsin
    Marc Plaza Corporation                       Wisconsin
    Pfister Corporation                          Wisconsin
    Marcus Geneva, Inc.                          Wisconsin
    Marcus Hotels, Inc.                          Wisconsin
    Budgetel Inns, Inc.                          Wisconsin

        Marcus Theatres Corporation owns 100% of the stock of the following corporations:

    Name                                         State of Incorporation
    Appleton Theatres Corporation                Wisconsin
    Centre Theatres Corporation                  Wisconsin
    LaCrosse Amusement Company                   Wisconsin
    Lake-Vue Drive-In Corp.                      Wisconsin
    Marcus Cinemas, Inc.                         Wisconsin
    Marcus Productions, Inc.                     Wisconsin
    M&S Amusement, Inc.                          Wisconsin
    Pilgrim Theatre Corporation                  Wisconsin
    Southtown Corporation                        Wisconsin
    Starlight-24 Corporation                     Wisconsin
    Stephen Amusement Corporation                Wisconsin
    Tower 41-Corporation                         Wisconsin
    Vending Corporation                          Wisconsin
    41-Bowl, Inc.                                Wisconsin
    Marcus Amusement Co., Inc.                   Wisconsin

        Budgetel Inns, Inc. owns 100% of the stock of the following corporations:

    Name                                         State of Incorporation
    Budgetel Partners, Inc.                      Wisconsin
    Guest House Inn-Appleton, Inc.               Wisconsin
    Guest House Inn of Manitowoc, Inc.           Wisconsin
    Marc's Budgetel of Nebraska, Inc.            Nebraska
    Budgetel Franchises International, Inc.      Wisconsin
    Woodfield Refreshments of Colorado, Inc.     Colorado
        Marcus Restaurants, Inc. owns 100% of the stock of the following corporations, except it owns 50% of 642, Inc.:

    Name                                         State of Incorporation
    Marc's Carryout Corporation                  Wisconsin
    Tops, Inc.                                   Illinois
    B&G Leasing Corporation                      Wisconsin
    Captains-Juneau, Inc.                        Wisconsin
    Captains-Mayfair, Inc.                       Wisconsin
    Captains-Wausau, Inc.                        Wisconsin
    Captains-Kenosha, Inc.                       Wisconsin
    Colony Inns Southgate Corporation            Wisconsin
    Marc's Steak House, Inc.                     Wisconsin
    642, Inc.                                    Wisconsin
    Red Garter-Manitowoc, Inc.                   Wisconsin
    Captains-Appleton, Inc.                      Wisconsin
    Specialty Products Corporation of Wisconsin  Wisconsin
    Glendale Refreshments, Inc.                  Wisconsin
    Grand Avenue Refreshments, Inc.              Wisconsin
        Marcus Restaurants, Inc. has an option to purchase the remaining 50% of the stock of 642, Inc. for $5.

        Colony Inns Southgate Corporation owns 80% of the stock of Colony Inns Refreshments, Inc., a Wisconsin corporation, and has an option to purchase the remaining 20% for $5.

        Marcus Hotels, Inc. owns 100% of the stock of Marcus Northstar, Inc., a Minnesota corporation.

   2.            Unrestricted Subsidiaries

   None
   3.            Affiliates of the Company

    Entity Name                                 Property Location
    Arlington Budgetel Partnership              Arlington, TX
    Huntsville University Partnership           Huntsville, AL
    Nashville Budgetel Partnership              Nashville, TN
    Montgomery Budgetel Partnership             Montgomery, AL
    Fort Lauderdale Budgetel Partnership        Ft. Lauderdale, FL
    Milwaukee South Budgetel Partnership        Oak Creek, WI
    Orlando Budgetel Inn Partnership            Orlando, FL
    Albuquerque Budgetel Inn Partnership        Albuquerque, NM
    Cleveland Budgetel Inn Partnership          Cleveland Airport, OH
    El Paso Budgetel Inn Partnership            El Paso, TX
    Columbus Budgetel Inn Partnership           Columbus, OH
    Springdale Budgetel Inn Partnership         Springdale, AR
    Marc's/Forest City Partnership              Mayfield Heights, OH
    LMC Associates - Rockside Partnership       Independence, OH
    Willowbrook Motel Limited Partnership       Willowbrook, IL
    BN/MC Associates - Cook Partnership         Glenview, IL
    Hoffman Northwest Limited Partnership       Hoffman Estates, IL
    Marc/Antell Partnership                     Roseville, MI
    Marcus-Guastello Partnership                Warren, MI
    Beck/Marcus Associates-Miami Airport        Miami Springs, FL
    Partnership
    Cutler Ridge Associates Partnership         Cutler Ridge, FL

   4.            Directors and Senior Officers of the Company
   Directors
   George R. Slater
   Retired Chairman and Chief Executive Officer, Banc One Wisconsin
   Corporation
   Lee Sherman Dreyfus
   President, Lee Sherman Dreyfus, Inc. and former Governor of the State of Wisconsin
   Daniel F. McKeithan, Jr.
   President, Tamarack Petroleum Company, Inc.
   Diane Marcus Gershowitz
   Real estate management and investments
   Timothy E. Hoeksema
   President, Midwest Express Airlines, Inc.
   Allen H. (Bud) Selig
   President and Chief Executive Officer, Milwaukee Brewers Baseball Club Stephen H. Marcus
   Chairman of the Board, President and Chief Executive Officer of the
   Company
   Bruce J. Olson
   Group Vice President of the Company

   Senior Officers
   Stephen H. Marcus
   Chairman of the Board, President and Chief Executive Officer of the
   Company
   Bruce J. Olson
   Group Vice President of the Company
   Lee A. Berthelsen
   President and Chief Operating Officer, Marcus Hotels and Resorts
   H. Fred Delmenhorst
   Vice President-Human Resources
   David T. Lucas
   President, Budgetel Inns
   Thomas F. Kissinger
   General Counsel and Secretary
   Douglas A. Neis
   Chief Financial Officer, Treasurer and Controller


   5.                             Investments

                                                # of Shares or
                                              Units of Investment     Amount

   Grand Avenue Corporation                          150           150,000.00
   North Milwaukee State Bank Capital Debentures   1,000            10,000.00
   Exec Motel                                        100                79.66
   Venture Capital Fund                                             43,847.94
   Future Value Venture                           40,005            45,000.00
   Milwaukee Innovation                              150            15,000.00
   Wisconsin Community Capital                        30            15,000.00
   Time Inc.                                           1               103.13
   Warner Communications Inc.                          1                45.88
   Steeltech                                         160                 0.00
   Leisure Concepts, Inc.                              1                20.38
   United Artists Communications                       1                38.50
   Cineplex Odeon Corp.                                1                30.00
   Orion Pictures Corp.                                1                30.13
   MGM/UA Communications Co.                           1                22.00
   Gulf & Western Inc.                                 1                90.13
   Harcourt General Corp. (General Cinema)             1                52.50
   Walt Disney Corp.                                   1                76.75
   Coca-Cola Company                                   2                57.00
   Cannon Group, Inc.                                  1                20.13
   Tri-Star Pictures Inc.                              1                26.63
   Vestron, Inc.                                       1                21.50
   DeLaurentis Entertainment                           1                26.25
   New Line Cinema Corp.                               1                22.53
   New World Pictures LTD                              1                28.38
   AMC Entertainment Inc.                              1                25.75
   Gander Mountain, Inc.                           1,894            12,263.65
   Frisch's Restaurants                                5               195.63
   Carmike Cinema                                      1                11.75
   Rally's                                             1                25.50
   Morgans Foods                                       1                 1.88
   JB's Restaurants                                    1                 8.00
   Apple South Inc.                                    1                29.00
   Brinker International Inc.                          1                59.13
   Regal Cinemas, Inc.                                 1                11.84
   Cinemaster Luxury Theaters Inc.                     1                 6.13
   Sholodge                                       78,000         1,033,500.00
                           Total
   $1,325,777.68


   Financial Statements
   The audited consolidated balance sheets of the Company and its Subsidiaries as of the fiscal years ended in May in each of the years 1992 to 1996, both inclusive, and the consolidated statements of income and shareholders' equity and cash flows for the fiscal years ended on said dates and the Securities and Exchange Commission Form 10-Q for the fiscal quarter ended August 22, 1996 and Securities and Exchange Commission Form 10-K for the fiscal year ended May 30, 1996.

   Patents, etc.


   None

   Existing Debt

    Bank                             Balance                      Interest
                                                                  Rate
    B&G Realty
    Management Enterprises                  98,065                9.0000%
    Bankers Trust                        2,000,000  TENR + .25    3.7500%
    PNC Bank                             1,554,189                8.7700%
    Firstar                              2,300,000                6.3091%
    First Bank-Milwaukee                 2,016,345  LIBOR + 1.7   7.2300%
    Marcus Corporation
    NBD                                 13,500,000                5.8300%
    Bank One                            20,000,000  LIBOR + 1     6.6100%
    Bank One (Line of Credit)            3,000,000  LIBOR + 1     6.4200%
                                         1,700,000  LIBOR + 1     6.4400%
                                         1,500,000  LIBOR + 1     6.6000%
                                         1,300,000  LIBOR + 1     6.5900%
                                         2,500,000  LIBOR + 1     8.2500%
    Bank of America (Line of Credit)     5,000,000                6.1875%
                                         2,500,000                6.2500%
                                         5,000,000                6.1875%
                                         7,000,000                6.3750%
                                         5,500,000                6.3125%
                                         5,000,000                6.4688%
    Sun Trust                           23,437,500  LIBOR + .75   6.2500%
    NML                                 25,082,094                10.2200%
    Theatre Div
    First Bank Milwaukee                   225,000                8.2500%
    Hotel Div
    First Financial                        406,324                7.6300%
    Budgetel Div
    Bank One                             1,312,500  LIBOR + 1.5   7.3750%
    First Bank-Milwaukee                 1,560,280  PRIME - .25   8.0000%
                                         1,749,152  PRIME + .25   8.5000%
                                         2,326,880  PRIME + .25   8.5000%
    Corus Bank-Chicago                   1,548,580                7.6200%
                                       -----------
    Total Existing Debt               $139,116,909
                                      ============


   Existing Liens

    Bank                          Balance        Property
    B&G Realty
    Management Enterprises        98,065         Military Big Boy, Green Bay,
                                                   WI
    Bankers Trust                 2,000,000      Canton, MI
    PNC Bank                      1,554,189      Savannah, GA
    Firstar                       2,300,000      West Point Big Boy/Budgetel,
                                                   Brookfield, WI
    First Bank-Milwaukee          2,016,345      West Point Theatre/KFC,
                                                   Brookfield, WI
    Theatre Div - Marcus
    Corporation
    First Bank Milwaukee          225,000        Skyway, Milwaukee, WI
    Hotel Div - Marcus
    Corporation
    First Financial               406,324        Milwaukee Hilton
    Budgetel Div - Marcus
    Corporation
    Bank One                      1,312,500      Montgomery, AL

    First Bank-Milwaukee          1,560,280      Milwaukee South (Oak Creek),
                                  1,749,152        WI
                                  2,326,880      Albuquerque, NM
                                                 Cleveland-Airport, OH

    Corus Bank-Chicago                1,548,580  Roseville, MI
                                  -------------
    Total Debt Secured by Liens   $17,097,315
                                  ===========

   Note: The Debt listed above is secured by all real and personal property situated at the location set forth opposite such Debt.


   [Form of Tranche A Note]
   The Marcus Corporation
   7.41% Series A Senior Note, Tranche A, due October 15, 2008
   No. [_________][Date]
   $[____________]PPN 56633# AA 1

   For Value Received, the undersigned, The Marcus Corporation (herein called the "Company"), a corporation organized and existing under the laws of the State of Wisconsin, hereby promises to pay to [________________], or registered assigns, the principal sum of [________________] Dollars on October 15, 2008, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 7.41% per annum from the date hereof, payable semiannually, on the fifteenth day of April and October in each year, commencing on the first of such dates after the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 9.41% or (ii) 2% over the rate of interest publicly announced by Bank of America Illinois from time to time in Chicago, Illinois as its "base" or "prime" rate.


   Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Bank of America Illinois, in Chicago, Illinois, or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

   This Note is one of a series of 7.41% Series A Senior Notes, Tranche A (the "Tranche A Notes") issued or to be issued together with the 7.51% Series A Senior Notes, Tranche B (the "Tranche B Notes" and together with the Tranche A Notes, the "Series A Notes") pursuant to separate Note Purchase Agreements, dated as of October 25, 1996 (as from time to time amended and supplemented, the "Note Purchase Agreements"), between the Company and the respective Purchasers named therein. This Note and the holder hereof are entitled equally and ratably with the holders of all other Notes of all Series from time to time outstanding under the Note Purchase Agreements to all the benefits provided for thereby or referred to therein. Each holder of this Note will be deemed, by its acceptance hereof, to have made the representation set forth in Section 6.2 of the Note Purchase Agreements, provided that such holder may (in reliance upon information provided by the Company, which shall not be unreasonably withheld) make a representation to the effect that the purchase by such holder of any Note will not constitute a non-exempt prohibited transaction under Section 406(a) of ERISA.

   This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Tranche A Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

   The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreements. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

   If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

   This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Illinois excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

   The Marcus Corporation



   By
        Its President

   [Form of Tranche B Note]
   The Marcus Corporation
   7.51% Series A Senior Note, Tranche B, due October 15, 2011
   No. [_________][Date]
   $[____________]PPN 56633# AB 9

   For Value Received, the undersigned, The Marcus Corporation (herein called the "Company"), a corporation organized and existing under the laws of the State of Wisconsin, hereby promises to pay to [________________], or registered assigns, the principal sum of [________________] Dollars on October 15, 2011, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 7.51% per annum from the date hereof, payable semiannually, on the fifteenth day of April and October in each year, commencing on the first of such dates after the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 9.51% or (ii) 2% over the rate of interest publicly announced by Bank of America Illinois from time to time in Chicago, Illinois as its "base" or "prime" rate.

   Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Bank of America Illinois, in Chicago, Illinois, or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

   This Note is one of a series of 7.51% Series A Senior Notes, Tranche B (the "Tranche B Notes") issued or to be issued together with the 7.41% Series A Senior Notes, Tranche A (the "Tranche A Notes" and together with the Tranche B Notes, the "Series A Notes") pursuant to separate Note Purchase Agreements, dated as of October 25, 1996 (as from time to time amended and supplemented, the "Note Purchase Agreements"), between the Company and the respective Purchasers named therein. This Note and the holder hereof are entitled equally and ratably with the holders of all other Notes of all Series from time to time outstanding under the Note Purchase Agreements to all the benefits provided for thereby or referred to therein. Each holder of this Note will be deemed, by its acceptance hereof, to have made the representation set forth in Section 6.2 of the Note Purchase Agreements, provided that such holder may (in reliance upon information provided by the Company, which shall not be unreasonably withheld) make a representation to the effect that the purchase by such holder of any Note will not constitute a non-exempt prohibited transaction under Section 406(a) of ERISA.

   This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Tranche B Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

   The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreements. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

   If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

   This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Illinois excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

   The Marcus Corporation



   By
        Its President

   Form of Opinion of Special Counsel
   to the Company

   The closing opinion of Robin J. Irwin, Esq., counsel to the Company, which is called for by Section 4.4 of the Note Purchase Agreements, shall be dated the date of Closing and addressed to the Purchasers, shall be satisfactory in scope and form to each Purchaser and shall be to the effect that:
   1.The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the Wisconsin, has the corporate power and the corporate authority to execute and perform the Note Purchase Agreements and to issue the Notes and has the full corporate power and the corporate authority to conduct the activities in which it is now engaged and is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary except in jurisdictions where the failure to be so qualified or licensed would not have a material adverse affect on the business of the Company.

   2.Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly licensed or qualified and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary except in jurisdictions where the failure to be so qualified or licensed would not have a material adverse affect on the business of such Subsidiary, and all of the issued and outstanding shares of capital stock of each such Subsidiary have been duly issued, are fully paid and non-assessable and are owned by the Company, by one or more Subsidiaries, or by the Company and one or more Subsidiaries.

   3.Each Note Purchase Agreement has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by the Company and constitutes the legal, valid and binding contract of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

   4.The Notes have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

   5.No approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any governmental body, Federal or state, is necessary in connection with the execution and delivery of the Note Purchase Agreements or the Notes.

   6.The issuance and sale of the Notes and the execution, delivery and performance by the Company of the Note Purchase Agreements do not conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any Lien upon any of the property of the Company pursuant to the provisions of the Articles of Incorporation or By-laws of the Company or any agreement or other instrument known to such counsel to which the Company is a party or by which the Company may be bound.

   7.The issuance, sale and delivery of the Notes under the circumstances contemplated by the Note Purchase Agreements do not, under existing law, require the registration of the Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

   8.Neither the issuance of the Notes nor the application of the proceeds of the sale of the Notes will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulation issued pursuant thereto, including, without limitation, Regulation G, T or X of the Board of Governors of the Federal Reserve System.

   9.There are no actions, suits or proceedings pending or, to the knowledge of such counsel after due inquiry, threatened against or affecting the Company or any Subsidiary in any court or before any governmental authority or arbitration board or tribunal which, if adversely determined, would have a materially adverse effect on the properties, business, prospects, profits or condition, (financial or otherwise) of the Company and its Restricted Subsidiaries or the ability of the Company to perform its obligations under the Note Purchase Agreements and the Notes or on the legality, validity or enforceability of the Company's obligations under the Note Purchase Agreements or the Notes. To the knowledge of such counsel, neither the Company nor any Subsidiary is in default with respect to any court or governmental authority, or arbitration board or tribunal.

   10.The Company is not an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

   The opinion of Robin J. Irwin, Esq. shall cover such other matters relating to the sale of the Notes as each Purchaser may reasonably request. With respect to matters of fact on which such opinion is based, such counsel shall be entitled to rely on appropriate certificates of public officials and other officers of the Company.

   Form of Opinion of Special Counsel
   to the Purchasers

   The closing opinion of Chapman and Cutler, special counsel to the Purchasers, called for by Section 4.4 of the Note Purchase Agreements, shall be dated the date of Closing and addressed to each Purchaser, shall be satisfactory in form and substance to each Purchaser and shall be to the effect that:

   1.The Company is a corporation, validly existing and in good standing under the laws of the State of Wisconsin and has the corporate power and the corporate authority to execute and deliver the Note Purchase Agreements and to issue the Notes.

   2.Each Note Purchase Agreement has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by the Company and constitutes the legal, valid and binding contract of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

   3.The Notes have been duly authorized by all necessary corporate action on the part of the Company, and the Notes being delivered on the date hereof have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).
   4.The issuance, sale and delivery of the Notes under the circumstances contemplated by the Note Purchase Agreements do not, under existing law, require the registration of the Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

   The opinion of Chapman and Cutler shall also state that the opinion of Robin J. Irwin, Esq., counsel to the Company, is satisfactory in scope and form to Chapman and Cutler and that, in their opinion, the Purchasers are justified in relying thereon.

   With respect to matters of fact upon which such opinion is based, Chapman and Cutler may rely on appropriate certificates of public officials and officers of the Company and upon representations of the Company and the Purchasers delivered in connection with the issuance and sale of the Notes.

   In rendering the opinion set forth in paragraph 1 above, Chapman and Cutler may rely, as to matters referred to in paragraph 1, solely upon an examination of the Articles of Incorporation certified by, and a certificate of good standing of the Company from, the Secretary of State of the State of Wisconsin, the By-laws of the Company and the general business corporation law of the State of Wisconsin. The opinion of Chapman and Cutler is limited to the laws of the State of Illinois, the general business corporation law of the State of Wisconsin and the Federal laws of the United States.




   The Marcus Corporation






   Supplement to Note Purchase Agreement


   Dated as of ______________________






   Re:       $____________ _____% Series __ Senior Notes
   Due _____________________










   Supplement to Note Purchase Agreement

   Dated as of
   ____________________, 19__

   To the Purchaser named in
   Schedule A hereto which is
   a signatory of this Agreement
   Ladies and Gentlemen:

   This [Number] Supplement to Note Purchase Agreement (the "Supplement") is between The Marcus Corporation (the "Company") whose address is 250 East Wisconsin Avenue, Suite 1700, Milwaukee, Wisconsin 53202 and the institutional investors named on Schedule A attached hereto (the "Purchasers").

   Reference is hereby made to that certain Note Purchase Agreement dated as of October __, 1996 (the "Note Agreement") between the Company and the purchasers listed on Schedule A thereto. All capitalized terms not otherwise defined herein shall have the same meaning as specified in the Note Agreement. Reference is further made to Section 4.11 thereof which requires that, prior to the delivery of any Additional Notes, the Company and each Additional Purchaser shall execute and deliver a Supplement.
   The Company hereby agrees with you as follows:

   1.The Company has authorized the issue and sale of $__________ aggregate principal amount of its _____% Series ___ Senior Notes due _________, ____ (the "Series ___ Notes"). The Series ___ Notes, together with the Series A Notes initially issued pursuant to the Note Agreement and each Series of Additional Notes which may from time to time be issued pursuant to the provisions of Section 2.2 of the Note Agreement, are collectively referred to as the "Notes" (such term shall also include any such notes issued in substitution therefor pursuant to Section 13 of the Note Agreement). The Series ___ Notes shall be substantially in the form set out in Exhibit 1 hereto with such changes therefrom, if any, as may be approved by you and the Company.

   2.Subject to the terms and conditions hereof and as set forth in the Note Agreement and on the basis of the representations and warranties hereinafter set forth, the Company agrees to issue and sell to you, and you agree to purchase from the Company, Series __ Notes in the principal amount set forth opposite your name on Schedule A hereto at a price of 100% of the principal amount thereof on the closing date hereafter mentioned.

   3.Delivery of the $__________ in aggregate principal amount of the Series
   __ Notes will be made at the offices of _________________________,
   _______________, _________, against payment therefor in Federal Reserve or other funds current and immediately available at the principal office of [Company Bank] in the amount of the purchase price at 11:00 A.M., [Bank City] time, on __________, _____ or such later date (not later than _____) as shall mutually be agreed upon by the Company and the Purchasers of the Series ____ Notes (the "Closing").

   4.[Here insert prepayment provisions (including any applicable premium upon default and acceleration), closing conditions and representations and warranties applicable to Series ___ Notes].

   5.The Purchaser represents and warrants that the representations and warranties set forth in Section 6 of the Note Agreement are true and correct on the date hereof with respect to the Series __ Notes.

   6.The Company and you agree to be bound by and comply with the terms and provisions of the Note Agreement as if you were an original signatory to the Note Agreement.

   The execution hereof shall constitute a contract between us for the uses and purposes hereinabove set forth, and this agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

        The Marcus Corporation


        By
             Its
        Accepted as of __________, _____

        [Variation]

        By
             Its

   Information Relating to Purchasers

                                                             Principal
    Name and Address of Purchaser                            Amount of
                                                             Series __ Notes
                                                             to Be Purchased
    [Name of Purchaser]                                      $


    (1)  All payments by wire transfer of
         immediately available funds to:




    with sufficient information to identify
    the source and application of such funds.
    (2)  All notices of payments and written
         confirmations of such wire
         transfers:




    (3)  All other communications:

   [Form of Series __ Note]

   The Marcus Corporation
   ___% Series __ Senior Note due ______________
   No. [_________][Date]
   $[____________]PPN [____________]

   For Value Received, the undersigned, The Marcus Corporation (herein called the "Company"), a corporation organized and existing under the laws of the State of Wisconsin, hereby promises to pay to [________________], or registered assigns, the principal sum of [________________] Dollars on _______________, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of ____% per annum from the date hereof, payable semiannually, on the first day of ______ and ______ in each year, commencing on the first of such dates after the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) [coupon + 2%]% or (ii) 2% over the rate of interest publicly announced by Bank of America Illinois from time to time in Bank of America Illinois as its "base" or "prime" rate.

   Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Bank of America Illinois, in Chicago, Illinois, or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

   This Note is one of a series of ___ % Series __ Senior Notes (the "Series
   __ Notes") issued pursuant to a supplement to the separate Note Purchase Agreements dated as of October __, 1996 (as from time to time amended and supplemented, the "Note Purchase Agreements"), between the Company and the respective Purchasers named therein. This Note and the holder hereof are entitled equally and ratably with the holders of all other Notes of all Series from time to time outstanding under the Note Purchase Agreements to all the benefits provided for thereby or referred to therein. Each holder of this Note will be deemed, by its acceptance hereof, to have made the representation set forth in Section 6.2 of the Note Purchase Agreements, provided that such holder may (in reliance upon information provided by the Company, which shall not be unreasonably withheld) make a representation to the effect that the purchase by such holder of any Note will not constitute a non-exempt prohibited transaction under Section 406(a) of ERISA.

   This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Series __ Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

   The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreements. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

   If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

   This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Illinois excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

   The Marcus Corporation



   By
        [Title]